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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


   We consent to the use in this Registration Statement of Lightbridge, Inc. on Form S-4 of our report dated February 4, 1997 (except for Note 2 "Recent Accounting Pronouncement", and Note 4, as to which the dates are March 5, 1997) appearing in the Proxy Statement/Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
September 30, 1997